                                                                    EXHIBIT 23.3


                      CONSENT OF INDEPENDENT ACCOUNTANTS

        We hereby consent to the incorporation by reference in the July 29, 1999 Registration Statement on Form S-8 of our report, dated January 31, 1997, except for Note 2 as to which the date is June 23, 1997, December 12, 1997, June 9, 1998, July 1, 1998 and July 2, 1998, relating to the consolidated statements of income, stockholders' equity and cash flows of Premier Bancshares, Inc. and subsidiaries for the year ended December 31, 1996, contained in the annual report on Form 10-K for the year ended December 31, 1998.

                                                      /s/ Mauldin & Jenkins, LLC



Atlanta, Georgia
July 26, 1999